UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 1, 2019
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LIVENT CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☒

Item 5.07                 Submission of Matters to a Vote of Security Holders.

On May 1, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 146,000,000 shares of the Company’s common stock were entitled to vote as of March 11, 2019, the record date for the Annual Meeting, of which 132,288,102 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to stockholders.

PROPOSAL 1:

Election of two Class I Directors to hold office until the 2022 Annual Meeting of Stockholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Michael F. Barry	79,338,257	36,023,243	2,004,818	14,921,784
Steven T. Merkt	115,035,122	1,599,442	731,754	14,921,784

PROPOSAL 2:

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstentions
131,735,384	149,775	402,943

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVENT CORPORATION (Registrant)

By:	/s/ SARA PONESSA
Sara Ponessa, Vice President, General Counsel and Secretary
Date: May 3, 2019